EXHIBIT INDEX
                               -------------

Exhibit No.                       Title                             Page
- -----------                       -----                             ----

   3.          By-laws as amended on December 8,                 E-1 - E-19
                 1994

  11.          Statement regarding computation of
                 per share earnings.                            E-20 & E-21

  27.          Financial data schedule                              E-22

  99.          Press release dated December 9, 1994             E-23 & E-24